SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer
Number	Principal Executive Offices and Telephone	Identification
	Number	Number

001-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01.	Entry Into a Material Definitive Agreement

On October 31, 2013, Sierra Pacific Power Company, d/b/a NV Energy, and International Brotherhood of Electrical Workers (IBEW) Local 1245 entered into a new collective bargaining agreement (CBA). The CBA will be in place from September 23, 2013 through September 22, 2017. The CBA includes a 2.5% base wage increase (effective September 23, 2013), additional base wage increases of 2.5% in 2014 and 2.75% in 2015, and a 2.5% of base wage lump sum payment in 2016.  Other terms include elimination of the existing 3.5% Short Term Incentive Plan opportunity, and the addition of an opportunity to earn an annual safety bonus of up to 2% of wages for all hours worked in each of 2014-2017. The CBA also transitions employees in 2015 to a medical plan with Health Savings Account/Health Reimbursement Account options, and transitions employees in 2014 to a paid time off approach in lieu of vacation and sick leave banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc.
(Registrant)

November 4, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer

Sierra Pacific Power Company d/b/a NV Energy
(Registrant)

November 4, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer